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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

VIST Financial Corp.
Wyomissing, Pennsylvania

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-45878 and 333-102238) and Form S-8 (No. 333-143790, No. 333-45874, 333-37452, 333-37438, 333-81509, 333-81511, 333-108129 and 333-108130) of VIST Financial Corp. of our reports dated March 5, 2008, relating to the consolidated financial statements and the effectiveness of VIST Financial Corp.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ Beard Miller Company LLP
Beard Miller Company LLP Reading, Pennsylvania March 5, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm